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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-A/A-1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             FSI INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its charter)




          Minnesota                                       41-1223238
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(State of incorporation or organization     (I.R.S. Employer Identification No.)



         322 Lake Hazeltine Drive
            Chaska, Minnesota                                     55318
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 (Address of principal executive offices)                       (Zip Code)


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates:_____________(if applicable).


           Title of each class             Name of each exchange on which each
           to be so registered             class is to be registered
                       N/A                           N/A
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        Securities to be registered pursuant to Section 12(g)of the Act:


                         Preferred Share Purchase Rights
                         -------------------------------
                                (Title of Class)



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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Effective March 26, 1998, the Company amended the Rights Agreement dated as of May 22, 1997 by and between the Company and Harris Trust and Savings Bank, as Rights Agent.

ITEM 2.       EXHIBITS.

     Amendment dated March 26, 1998, to Rights Agreement dated May 22, 1997, by and between the Company and Harris Trust and Savings Bank, as Rights Agent.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              FSI INTERNATIONAL, INC.



Dated:  April 16, 1998                        By: /s/ Patricia M. Hollister
                                                  -------------------------

                                              Its: Chief Financial Officer
                                                   and Corporate Controller
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